Exhibit 1.1

EXECUTION VERSION

18,000,000 Shares of Common Stock, par value $0.01 per share

The Mosaic Company

UNDERWRITING AGREEMENT

September 23, 2011

J.P. MORGAN SECURITIES LLC

UBS SECURITIES LLC

As Representatives of the Several Underwriters,

c/o J.P. Morgan Securities LLC

383 Madison Avenue

  New York, N.Y. 10179

UBS Securities LLC

299 Park Avenue

  New York, N.Y. 10171

Dear Sirs:

1. Introductory. The Stockholders listed in Schedule A hereto (the “Selling Stockholders”) agree severally, subject to the terms and conditions stated herein, to sell an aggregate of 18,000,000 outstanding shares (such 18,000,000 outstanding shares being hereinafter referred to as the “Firm Securities”) of the common stock, par value $0.01 per share (the “Securities” or “Common Stock”) of The Mosaic Company, a Delaware corporation (the “Company”), registered under the registration statement referred to in Section 2(a)(i) (the “Registered Securities”), to the several underwriters named in Schedule B hereto (the “Underwriters”) for which J.P. Morgan Securities LLC and UBS Securities LLC are acting as representatives (the “Representatives”) in connection with the offering (the “Offering”) and sale of such Firm Securities, as set forth below. In addition, the Selling Stockholders severally agree, at the option of the Underwriters, to sell to the Underwriters an aggregate of not more than 2,700,000 additional Securities (the “Optional Securities”), as set forth below. The Firm Securities and the Optional Securities are hereinafter called the “Offered Securities.”

2. (a) Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters that:

(i) Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission a registration statement on Form S-3 (No. 333-175087), including a related prospectus or prospectuses covering the registration of the Registered Securities under the Act, which has become effective. “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the Effective Time. For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.

For purposes of this Agreement:

“430B Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).

“430C Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means 4:30 pm (Eastern time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Effective Time” of the Registration Statement relating to the Offered Securities means the time of the first contract of sale for the Offered Securities.

“Exchange Act” means the Securities Exchange Act of 1934.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430B Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule C to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and the rules of the New York Stock Exchange (“Exchange Rules”).

“Statutory Prospectus” with reference to a particular time means the prospectus relating to the Offered Securities that is included in the Registration Statement immediately prior to that time, including all 430B Information and all 430C Information with respect to the Registration Statement. For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.

“Trust” means any of The Margaret A. Cargill Foundation, the Acorn Trust, the Lilac Trust and the Anne Ray Charitable Trust, and “Trusts” means all of them.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(ii) Compliance with Securities Act Requirements. (i) (A) At the time the Registration Statement initially became effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus), (C) at the Effective Time relating to the Offered Securities and (D) on each Closing Date, the Registration Statement conformed and will conform in all respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) (A) on its date, (B) at the time of filing the Final Prospectus pursuant to Rule 424(b) and (C) on each

Closing Date, the Final Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 9(c) hereof, specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 9(c) hereof.

(iii) Automatic Shelf Registration Statement. (i) Well-Known Seasoned Issuer Status. (A) At the time of initial filing of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Offered Securities in reliance on the exemption of Rule 163, the Company was a “well known seasoned issuer” as defined in Rule 405, including not having been an “ineligible issuer” as defined in Rule 405.

(A) Effectiveness of Automatic Shelf Registration Statement. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, that initially became effective within three years of the date of this Agreement. If immediately prior to the Renewal Deadline (as hereinafter defined), any of the Offered Securities remain unsold by the Underwriters, the Company will prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Offered Securities, in a form satisfactory to the Representatives. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Offered Securities, in a form satisfactory to the Representatives, and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the expired registration statement relating to the Offered Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be. “Renewal Deadline” means the third anniversary of the initial effective time of the Registration Statement.

(B) Eligibility to Use Automatic Shelf Registration Form. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to use of the automatic shelf registration statement form. If at any time when Offered Securities remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Offered Securities, in a form satisfactory to the Representatives, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable and (iv) promptly notify the Representatives of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(C) Filing Fees. The Company has paid or shall pay the required Commission filing fees relating to the Offered Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(iv) Ineligible Issuer Status. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Offered Securities and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any subsidiary of the Company in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company or any subsidiary of the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405.

(v) General Disclosure Package. As of the Applicable Time and each Closing Date, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the Statutory Prospectus identified in Schedule C to this Agreement and any other documents listed or disclosures identified in Schedule C to this Agreement to be included in the general disclosure package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by (x) any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 9(c) hereof or (y) any Selling Stockholder, as applicable, specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 9(b) hereof.

(vi) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(vii) Good Standing. (i) The Company and each of its subsidiaries has been duly organized and is existing and in good standing under the laws of its jurisdiction of organization, with corporate, limited liability company or partnership power and authority to own its properties and conduct its business as described in the General Disclosure Package; and (ii) the Company and each of its subsidiaries is duly qualified to do business in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except (A) to the extent that the concept of due organization, good standing or qualification to do business is not recognized or embodied in the laws of any such jurisdiction or (B) where the failure to be so qualified, or in good standing or have such power and authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, financial position or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

(viii) Subsidiaries. All of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable (except that (1) certain of the subsidiaries are partnerships or joint ventures or export associations for which partners or members may be liable for the obligations of the partnership or joint venture or export association or subject to obligations to contribute additional capital or similar obligations, (2) certain Canadian subsidiaries of the Company are unlimited liability companies for which the holders of the equity interests thereof have unlimited liability for obligations of such companies, (3) provisions of various foreign laws or regulations applicable to, or the constituent documents of, foreign subsidiaries may impose obligations to contribute additional capital or impose liability for obligations of the subsidiary on holders of the equity interests thereof, and (4) the concept of validly authorized and issued capital stock or other equity interests or of fully paid and non-assessable capital stock or other equity interests may not be recognized or embodied in the laws of various foreign jurisdictions) and (except, in the case of any foreign subsidiary, for directors’ qualifying shares) the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

(ix) Offered Securities. The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the General Disclosure Package; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date, such Offered Securities will have been validly issued, fully paid and nonassessable, will conform to the information in the General Disclosure Package and to the description of such Offered Securities contained in the Final Prospectus; the stockholders of the Company have no preemptive rights with respect to the Securities; none of the outstanding shares of capital stock of the Company are or will have been issued in violation of any preemptive or similar rights of any security holder.

(x) No Finder’s Fee. Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company or any of its subsidiaries and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(xi) Registration Rights. Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act. (collectively, “registration rights”), and any person to whom the Company has granted registration rights has agreed not to exercise such rights until after the expiration of the Company Lock-Up Period referred to in Section 5(j) hereof.

(xii) Listing. The Offered Securities are listed on the New York Stock Exchange.

(xiii) Absence of Further Requirements. No consent, approval, authorization or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Offered Securities, except (x) such as have been obtained, or made or that will have been obtained, or made, prior to the Closing Date, (y) for those as to which the failure to obtain or make would not, individually or in the aggregate, have an adverse effect on the ability of the Company to execute, deliver and perform its obligations under this Agreement and (z) as may be required under state securities laws.

(xiv) Title to Property. The Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property owned by them in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title, except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries, (ii) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (iii) are disclosed in the General Disclosure Package.

(xv) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement and the sale of the Offered Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to (A) the charter or by-laws (or similar organizational documents) of the Company or any of its subsidiaries, (B) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties or (C) any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject, except, in the cases of clause (B) or (C), for those that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xvi) Absence of Existing Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws (or similar organizational documents) or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect.

(xvii) Authorization of Agreements. This Agreement has been duly authorized, executed and delivered by the Company.

(xviii) Possession of Licenses and Permits. Except as disclosed in the General Disclosure Package, the Company and its subsidiaries possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits (“Licenses”) necessary to the conduct of the business now conducted or proposed in the General Disclosure Package to be conducted by them, except where the failure to possess or comply with any such License would not reasonably be expected to have a Material Adverse Effect, and have not received any notice of proceedings relating to the revocation or modification of any Licenses that would individually or in the aggregate be reasonably expected to have a Material Adverse Effect.

(xix) Absence of Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists, or, to the knowledge of the Company, is contemplated or threatened, and to the knowledge of the Company, no dispute with the employees of any of the Company’s or any of the Company’s subsidiaries’ principal suppliers, contractors or customers exists or is imminent, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xx) Possession of Intellectual Property. Except as disclosed in the General Disclosure Package, the Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, “intellectual property rights”) necessary for the conduct of their respective businesses; and (x) the conduct of their respective businesses will not conflict with any such rights of others, except to the extent such conflict would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (y) neither the Company nor any of its subsidiaries have received any notice of any claim of infringement of or conflict with any such rights of others, which has not been resolved or which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxi) Environmental Laws. (i) The Company and its subsidiaries (x) are, and at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses and (z) have not received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, as described in the General Disclosure Package and for any such failure to comply, or failure to receive required permits, licenses, certificates, authorizations or approvals, or cost or liability, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in the General Disclosure Package, (x) there are no proceedings that are pending, or that are known to the Company to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) the Company and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that would reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries and (z) none of the Company and its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

(xxii) Accurate Disclosure. The statements in the General Disclosure Package and the Final Prospectus under the headings “Certain United States Federal Income and Estate Tax Consequences to Non-U.S. Holders” and “Description of Capital Stock”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown.

(xxiii) Absence of Manipulation. The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(xxiv) Internal Controls and Compliance with the Sarbanes-Oxley Act. The Company, its subsidiaries and the Company’s Board of Directors (the “Board”) are in compliance with Sarbanes-Oxley and all applicable Exchange Rules. The Company maintains a system of disclosure controls and procedures, internal controls over financial reporting, and an internal audit function (collectively, “Internal Controls”) that comply with the Securities Laws and are sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Internal Controls are, or upon consummation of the offering of the Offered Securities will be, overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with Exchange Rules. Within the next 180 days the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”), any violation of, or failure to comply with, the Securities Laws, which, if determined adversely, would have a Material Adverse Effect.

(xxv) Litigation. Except as disclosed in the General Disclosure Package, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is the subject that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; and, to the best knowledge of the Company, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or by others.

(xxvi) Financial Statements. The financial statements included in the Registration Statement and the General Disclosure Package present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with GAAP; the schedules included in the Registration Statement present fairly the information required to be stated therein.

(xxvii) No Material Adverse Change in Business. Except as disclosed in the General Disclosure Package, since the end of the period covered by the latest audited financial statements included in the General Disclosure Package (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole, that is material and adverse, (ii) except as disclosed in or contemplated by the General Disclosure Package, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock and (iii) except as disclosed in or contemplated by the General Disclosure Package, there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its subsidiaries.

(xxviii) Investment Company Act. The Company is not an “investment company” as defined in the Investment Company Act of 1940 (the “Investment Company Act”).

(xxix) Ratings. No “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company retaining any rating assigned to the Company or any securities of the Company or (ii) has indicated to the Company that it is considering any of the actions described in Section 8(c)(ii) hereof.

(xxx) Insurance. The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as the Company’s management has determined are adequate to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that material capital improvements or other material expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at substantially similar cost from similar insurers as may be necessary to continue its business.

(xxxi) Taxes. The Company and its subsidiaries have filed all federal income tax returns and all other material federal, state, local and foreign tax returns required to be filed prior to the date hereof and have paid all federal, state, local and foreign taxes shown as due on such tax return and required to be paid prior to the date hereof; and except as otherwise disclosed in the General Disclosure Package, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets, except, in each such case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxxii) Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except where the failure to so maintain such plans would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption, except such transactions as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code, whether or not waived, has occurred or is reasonably expected to occur, except where such deficiency would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (iv) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur with respect to any Plan for which the 30-day notice requirement has not been waived, except for any reportable events as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (v) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA), except for such liability as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxxiii) No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(xxxiv) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxxv) Compliance with OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(b) Each Selling Stockholder severally, and not jointly, represents and warrants to, and agrees with, the several Underwriters and the Company that:

(i) Title to the Securities. On each Closing Date, each Selling Stockholder will own the Offered Securities to be delivered by such Selling Stockholder on such Closing Date, free and clear of security interests, encumbrances, and adverse claims (or, in the case of securities convertible into the Offered Securities to be sold for the account of such Selling Stockholder on each Closing Date will own such Offered Securities, free and clear of security interests, encumbrances, and adverse claims) and has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Offered Securities to be delivered by such Selling Stockholder on such Closing Date hereunder; and, upon payment for the Offered Securities pursuant to the Underwriting Agreement, delivery of such Offered Securities, as directed by the Underwriters, to Cede & Co (“Cede”), or such other nominee as may be designated by The Depository Trust Corporation (“DTC”), registration of such Offered Securities in the name of Cede or such other nominee and crediting of such Offered Securities on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim within the meaning of Section 8-105 of the New York Uniform Commercial Code (“UCC”) to such Offered Securities), (A) DTC will be a “protected purchaser” of such Offered Securities within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Offered Securities, and (C) no action based on any “adverse claim” (within the meaning of Section 8-102 of the UCC) to such Offered Securities may be successfully asserted against the Underwriters with respect to such security entitlement.

(ii) Absence of Further Requirements. No consent, approval, authorization or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required to be obtained or made by such Selling Stockholder for the consummation of the transactions contemplated by this Agreement in connection with the offering and sale of the Offered Securities sold by such Selling Stockholder, except such as (x) have been obtained, or made or that will have been obtained, or made, prior to the Closing Date, (y) for those as to which the failure to obtain or make would not, individually or in the aggregate, have an adverse effect on the ability of such Selling Stockholder to execute, deliver and perform its obligations under this Agreement and (z) may be required under state securities laws.

(iii) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not (A) result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of such Selling Stockholder pursuant to, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over such Selling Stockholder or any of its properties or any agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the properties of such Selling Stockholder is subject, except for such breaches or violations that would not, individually or in the aggregate, reasonably be expected to have an adverse effect on the ability of such Selling Stockholder to execute, deliver and perform its obligations under this Agreement, or (B) result in a breach or violation of the charter, by-laws or similar organizational documents of such Selling Stockholder.

(iv) Compliance with Securities Act Requirements. On its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) and on each Closing Date, none of the Selling Stockholder Information (as defined in Section 9(b)) supplied by such Selling Stockholder will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(v) No Undisclosed Material Information. The sale of the Offered Securities by such Selling Stockholder pursuant to this Agreement is not prompted by any material information concerning the Company or any of its subsidiaries that is not set forth the General Disclosure Package.

(vi) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by such Selling Stockholder.

(vii) No Finder’s Fee. Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between such Selling Stockholder and any person that would give rise to a valid claim against such Selling Stockholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, each Selling Stockholder agrees, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from each Selling Stockholder, at a purchase price of $56.52583 per Security, that number of Firm Securities (rounded up or down, as determined by the Representatives in their discretion, in order to avoid fractions) obtained by multiplying the number of Firm Securities set forth opposite the name of such Selling Stockholder in Schedule A hereto by a fraction the numerator of which is the number of Firm Securities set forth opposite the name of such Underwriter in Schedule B hereto and the denominator of which is the total number of Firm Securities.

The Selling Stockholders will deliver the Firm Securities to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price in Federal (same day) funds by official bank check or checks or wire transfers to an account at a bank acceptable to the Representatives drawn to the order of each of the Selling Stockholders, at the office of Cravath, Swaine & Moore LLP, New York, New York at 10:00 A.M., New York time, on September 29, 2011, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “First Closing Date”.

For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The Firm Securities so to be delivered or evidence of their issuance will be made available at the above office at least 24 hours prior to the First Closing Date.

In addition, upon written notice from the Representatives given to the Company and the Selling Stockholders from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per share to be paid for the Firm Securities. Each Selling Stockholders agrees, severally and not jointly, to sell to the Underwriters the respective numbers of Optional Securities obtained by multiplying the number of Optional Securities specified in such notice by a fraction the numerator of which is the number of shares set forth opposite the name of such Selling Stockholder in Schedule A hereto under the caption “Number of Optional Securities to be Sold” and the denominator of which is the total number of Optional Securities (subject to adjustment by the Representatives to eliminate fractions). The number of Optional Securities specified in such notice to be purchased by each Underwriter from each Selling Stockholder shall equal the number of Optional Securities specified in such notice to be sold by such Selling Stockholder as set forth in the preceding sentence, multiplied by a fraction the numerator of which is the number of Optional Securities set forth opposite such Underwriter’s name in Schedule B and the denominator of which is the total number of Optional Securities set forth in Schedule B (subject to adjustment by the Representatives to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company and the Selling Stockholders. It is understood that the Representatives are authorized to make payment for and accept delivery of such Optional Securities on behalf of the Underwriters pursuant to the terms of the Representatives’ instructions to the Company and the Selling Stockholders.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives but, except with respect to the First Closing Date, shall be not sooner than three or later than five full business days after written notice of election to purchase Optional Securities is given. The Selling Stockholders will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives, against payment of the purchase price therefor in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the respective Selling Stockholders, at the office of Cravath, Swaine & Moore LLP, New York, New York. The Optional Securities being purchased on each Optional Closing Date or evidence of their issuance will be made available for checking at the above office at a reasonable time in advance of such Optional Closing Date.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.

5. Certain Agreements of the Company. The Company agrees with the several Underwriters and the Selling Stockholders that:

(a) Filing of Prospectuses. The Company has filed or will file each Statutory Prospectus (including the Final Prospectus) pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and consented to by the Representatives, subparagraph (5)) not later than the second business day following the earlier of the date it is first used or the date of this Agreement. The Company has complied and will comply with Rule 433 with respect to each Issuer Free Writing Prospectus.

(b) Filing of Amendments; Response to Commission Requests. The Company will promptly advise the Representatives of any proposal to amend or supplement the Registration Statement or any Statutory Prospectus and will not effect such amendment or supplementation to which the Representatives reasonably object within a reasonable period after receipt thereof; and the Company will also advise the Representatives promptly of (i) any amendment or supplementation of the Registration Statement or any Statutory Prospectus, (ii) any request by the Commission or its staff for any amendment to the Registration Statement, for any supplement to any Statutory

Prospectus or for any additional information, (iii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or the threatening of any proceeding for that purpose, and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c) Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 8 hereof.

(d) Rule 158. As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the date of this Agreement which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act. For the purpose of the preceding sentence, “Availability Date” means the day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Time on which the Company is required to file its Form 10-Q for such fiscal quarter except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the day after the end of such fourth fiscal quarter on which the Company is required to file its Form 10-K.

(e) Furnishing of Prospectuses. The Company will furnish to the Representatives copies of the Registration Statement (four of which will be signed and will include all exhibits), each related Statutory Prospectus, and, so long as a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act, the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives may reasonably request. The Final Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the execution and delivery of this Agreement. All other such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(f) Blue Sky Qualifications. The Company will use reasonable best efforts to arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives may reasonably designate and will continue such qualifications in effect so long as required for the distribution and the Registration Statement remains in effect, except that in no event shall the Company be required to qualify to do business as a foreign corporation in any jurisdiction where it would not, but for the requirements of this paragraph (f), be required to be so qualified, or subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction.

(g) Reporting Requirements. During the period of five years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) or any successor system of the Commission or any successor U.S. federal agency, it is not required to furnish such reports or statements to the Underwriters.

(h) Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including but not limited to any filing fees and other expenses incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate (including the reasonable fees and disbursements of counsel to the Underwriters relating to such qualification) and the preparation and printing of memoranda relating thereto, costs and expenses related to the review by the Financial Industry Regulatory Authority of the Offered Securities (including filing fees and the reasonable fees and expenses of counsel to the Underwriters relating to such review), costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company, including the chartering of airplanes, fees and expenses incident to listing the Offered Securities on the New York Stock Exchange, and expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors. For the avoidance of doubt, the Underwriters shall not be responsible for the payment of any fees or expenses incurred or payable by the Selling Stockholders.

(i) Absence of Manipulation. The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(j) Restriction on Sale of Securities by the Company. For the period specified below (the “Company Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Securities or any securities convertible into or exchangeable or exercisable for any of its Securities (“Company Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Company Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Company Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Company Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Company Lock-Up Securities within the meaning of Section 16 of the Exchange Act, (v) file with the Commission a registration statement under the Act relating to Company Lock-Up Securities or (vi) publicly disclose the intention to take any such action, without the prior written consent of J.P. Morgan Securities LLC, except (A) awards pursuant to the terms of any equity compensation plans in effect on the date hereof or as otherwise disclosed in the General Disclosure Package; provided that any such awards and the underlying Company Lock-Up Securities issued to any individual listed on Schedule D hereto shall remain subject to the terms of the lock-up letters signed by such individuals, (B) issuances of Company Lock-Up Securities pursuant to the exercise or vesting of such awards or the exercise or vesting of any other employee or director equity awards outstanding on the date hereof or granted in accordance with clause (A), (C) the filing of any registration statement on Form S-8 relating to any such equity award plans or employee benefit plans disclosed in the General Disclosure Package or (D) issuances of Securities in connection with any strategic acquisition, amalgamation, merger or other transaction to which the Company may become party up to a maximum number of shares in the aggregate equal to 10% of the Company’s Securities outstanding; provided that, for the purposes of this clause (D), each recipient of any such Securities shall sign a lock-up letter substantially in the form of Exhibit A hereto and any such Securities issued shall remain subject to the Company Lock-Up Period. The Company Lock-Up Period will commence on the date hereof and continue for 53 days after the date hereof or such earlier date that J.P. Morgan Securities LLC consents to in writing.

(k) Restriction on Conversion of Shares. During the Company Lock-Up Period and unless otherwise required in order to consummate the sale of the Offered Securities, the Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to facilitate the conversion of Class A Common Stock or Class B Common Stock into Common Stock without the prior written consent of J.P. Morgan Securities LLC, except as may be required by the Company’s restated certificate of incorporation.

(l) With respect to any individual who becomes a director of the Company during the Company Lock-Up Period, the Company agrees to use its reasonable best efforts to have such individual sign a lock-up letter substantially in the form of Exhibit A hereto.

6. Certain Agreements of the Selling Stockholders. Each of the Selling Stockholders agrees with the several Underwriters that:

(a) Restriction on Sale of Securities by the Selling Stockholders. For the period specified below (the “Specified Lock-Up Period”), each Selling Stockholder will not, directly or indirectly, take any of the following actions with respect to Securities of the Company or any securities convertible into or exchangeable or exercisable for any Securities (“Specified Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Specified Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Specified Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Specified Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Specified Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) publicly disclose the intention to take any such action, without the prior written consent of J.P. Morgan Securities LLC, except (x) a distribution of Specified Lock-Up Securities to equity owners of the stockholder may be made, provided the transferee agrees to sign a lock-up letter substantially in the form of Exhibit A hereto prior to such transfer, such transfer shall not involve a disposition for value and no filing by any party (donor, donee, transferor or transferee) under the Exchange Act shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 4 or Schedule 13D, in each case, made after the expiration of the Specified Lock-Up Period), (y) the sale of Specified Lock-Up Securities pursuant to a Second Formation Offering and a Third Formation Offering (each as defined in the Registration Agreement dated as of January 18, 2011, among MOS Holdings Inc. (f/k/a The Mosaic Company) (“Old Mosaic”), the Company, Cargill, Incorporated (“Cargill”) and the Trusts (the “Registration Agreement”)) pursuant to the terms of the Registration Agreement and (z) the sale of Specified Lock-Up Securities to the Company pursuant to Section 2.8(b)(ii) of the Registration Agreement. The Specified Lock-Up Period will commence on the date hereof and continue for 53 days after the date hereof or such earlier date that J.P. Morgan Securities LLC consents to in writing.

(b) Absence of Manipulation. No Selling Stockholder will take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

7. Free Writing Prospectuses. The Company and the Selling Stockholders represent and agree that, unless they obtain the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

8. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date, if any, will be subject to the accuracy of the representations and warranties of the Company and the Selling Stockholders herein (as though made on such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their obligations hereunder and to the following additional conditions precedent:

(a) Accountants’ Comfort Letter. The Representatives shall have received letters, dated, respectively, the date hereof and as of each Closing Date, of KPMG LLP confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and in a form acceptable to the Representatives.

(b) Filing of Prospectus. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of any Selling Stockholder, the Company or the Representatives shall be contemplated by the Commission.

(c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the financial condition, results of operations, business or properties of the Company and its subsidiaries taken as a whole which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g)), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions the effect of which is such as to make it, in the judgment of the Representatives, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum or maximum prices for trading on such exchange; (v) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment or clearance services in the United States or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(d) Opinion of Counsel for the Company. The Representatives shall have received opinions, dated such Closing Date, of (i) Simpson Thacher and Bartlett LLP, counsel for the Company, substantially in the form attached hereto as Annex 1 and (ii) Richard L. Mack, Executive Vice President, General Counsel and Corporate Secretary of the Company, substantially in the form attached hereto as Annex 2.

(e) Opinion of Counsel for the Selling Stockholders. The Representatives shall have received opinions, dated such Closing Date, of Loeb & Loeb LLP, counsel for the Selling Stockholders, substantially in the form of Annex 3.

(f) Opinion of Counsel for Underwriters. The Representatives shall have received from Cravath, Swaine & Moore LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Representatives may reasonably require, and the Selling Stockholders and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(g) Officer’s Certificate. The Representatives shall have received a certificate, dated such Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that: the representations and warranties of the Company in this Agreement are true and correct as of such Closing Date; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; and, subsequent to the date of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the financial condition, results of operations, business or properties of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate.

(h) Lock-Up Agreements. On or prior to the date hereof, the Representatives shall have received lock-up letters from each of the executive officers and directors of the Company in the form of Exhibit A hereto.

The Selling Stockholders and the Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

9. Indemnification and Contribution. (a) Indemnification of Underwriters by the Company. The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company (x) by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below or (y) by or on behalf of any Selling Stockholder specifically for use therein.

(b) Indemnification of Underwriters by the Selling Stockholders. Each Selling Stockholder will severally and not jointly indemnify and hold harmless each Indemnified Party against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement, any Statutory Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder, as applicable, specifically for use therein, it being understood and agreed that the only such information furnished by any Selling Stockholder consists of the following relating to such Selling Stockholder: information relating to the Selling Stockholders under the caption “Selling Stockholders” in any Statutory Prospectus or the Final Prospectus, (the “Selling Stockholder Information”), and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to the above as such expenses are incurred.

(c) Indemnification of the Company and the Selling Stockholders. Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and each Selling Stockholder (each, an “Underwriter Indemnified Party”) against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, or other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Statutory Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of (i) the following information in the Final Prospectus furnished on behalf of each Underwriter: the concession figure appearing in the fifth paragraph under the caption “Underwriting”; and (ii) the following information in the Final Prospectus furnished on behalf of the Representatives: the ninth paragraph under the caption “Underwriting”.

(d) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section, as the case may be for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(e) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, and the Selling Stockholders (calculated in accordance with this Section 9(e)) on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9(e). For the avoidance of doubt, in no event shall the Selling Stockholders be required to contribute any amount under this Section 9(e) unless such losses, claims, damages or liabilities arose from Selling Stockholder Information.

(f) Notwithstanding anything to the contrary, the liability of each Selling Stockholder under the indemnity and contribution agreements contained in this Section 9 shall be limited to an amount equal to the net proceeds after underwriting commissions and discounts, but before expenses, deemed to have been received by such Selling Stockholder.

10. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company and the Selling Stockholders for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives, the Company and the Selling Stockholders for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders, except as provided in Section 12 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

11. [Reserved].

12. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Selling Stockholders, of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, any Selling Stockholder, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 10 hereof, the Company and the Selling Stockholders will, jointly and severally, reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company, the Selling Stockholders and the Underwriters pursuant to Section 10 hereof shall remain in effect. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

13. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, NY 10179, Attention: Attention: Equity Syndicate Desk, 4th Floor and UBS Securities LLC, 299 Park Avenue, New York, NY 10171 or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at The Mosaic Company c/o The Mosaic Company, 3033 Campus Drive, Suite E490, Plymouth, MN 55441 Attention: Richard L. Mack, Esq., Executive Vice President, General Counsel and Corporate Secretary or, if sent to the Selling Stockholders or any of them, will be mailed, delivered or telegraphed and confirmed to Christine M. Morse and Paul G. Bush as co-trustees of the Anne Ray Charitable Trust or Margaret A. Cargill Foundation, as applicable, at 6889 Rowland Road, Eden Prairie MN 55344; provided, however, that any notice to an Underwriter pursuant to Section 9 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 9, and no other person will have any right or obligation hereunder.

15. Representation. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives will be binding upon all the Underwriters.

16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

17. Absence of Fiduciary Relationship. The Company and the Selling Stockholders acknowledge and agree that:

(a) No Other Relationship. The Representatives have been retained solely to act as underwriters in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company or the Selling Stockholders, on the one hand, and the Representatives, on the other, has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representatives have advised or are advising the Company or the Selling Stockholders on other matters;

(b) Arms’ Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by the Company, in consultation with the Selling Stockholders, following discussions and arms’-length negotiations with the Representatives and the Company and the Selling Stockholders are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Absence of Obligation to Disclose. The Company and the Selling Stockholders have been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Selling Stockholders and that the Representatives do not have any obligation to disclose such interests and transactions to the Company or the Selling Stockholders by virtue of any fiduciary, advisory or agency relationship; and

(d) Waiver. The Company and the Selling Stockholders waive, to the fullest extent permitted by law, any claims they may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Representatives shall not have any liability (whether direct or indirect) to the Company or the Selling Stockholders in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

18. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company and the Selling Stockholders hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and the Selling Stockholders irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

19. Expenses. Except as provided in Sections 5(e), 5(h), 9 and 12 hereof and the Registration Agreement (only with respect to the parties thereto), the Company the Underwriters and each Selling Stockholder shall pay all of its own costs and expenses, including the fees of its counsel and, as applicable, any transfer taxes on the sale by the Selling Stockholders of the Offered Securities to the Underwriters.

20. Form W-8 and Form W-9. All payments under this Agreement shall be made free and clear of, and without deduction for, withholding taxes, except to the extent that a Selling Stockholder has not delivered to the Representatives a properly completed and executed IRS Form W-9 or W-8 (or other applicable form or statement specified by applicable law).

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Selling Stockholders, the Company and the several Underwriters in accordance with its terms.

Very truly yours,

THE MOSAIC COMPANY

By:
Name:
Title:

CHRISTINE M. MORSE, in her capacity as Co- Trustee of the Margaret A. Cargill Foundation established under the Acorn Trust dated January 30, 1995, as amended

PAUL G. BUSCH, in his capacity as Co-Trustee of the Margaret A. Cargill Foundation established under the Acorn Trust dated January 30, 1995, as amended

CHRISTINE M. MORSE, in her capacity as Co- Trustee of the Anne Ray Charitable Trust dated August 20, 1996, as amended, and on behalf of John Bryson Chane, as Co-Trustee of the Anne Ray Charitable Trust dated August 20, 1996, as amended

PAUL G. BUSCH, in his capacity as Co-Trustee of the Anne Ray Charitable Trust dated August 20, 1996, as amended, and on behalf of John Bryson Chane, as Co-Trustee of the Anne Ray Charitable Trust dated August 20, 1996, as amended

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

J.P. MORGAN SECURITIES LLC

By:
Name:
Title:

UBS SECURITIES LLC

By:
Name:
Title:

By:
Name:
Title:

Acting on behalf of themselves and as the Representatives of the several Underwriters.

SCHEDULE A

Selling Stockholder	Number of Firm Securities to be Sold	Number of Optional Securities to be Sold

Margaret A. Cargill Foundation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . . . . . . . . . . . . . . . . . . . . . .	8,185,948	1,227,960

Anne Ray Charitable Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	9,814,052	1,472,040

Total . . . . . . . . . . . . . . . . . .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . . . . . . . . . . . . . . . . . .	18,000,000	2,700,000

SCHEDULE B

Underwriter	Number of Firm Securities to be Purchased	Number of Optional Securities to be Purchased

J.P. Morgan Securities LLC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . . . . . . . . . . . . . . . . . .	9,000,000	1,350,000

UBS Securities LLC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . . . . . . . . . . . . . . . . . . . . . . . .	9,000,000	1,350,000

Total . . . . . . . . . . . . . . . . . . .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . . . . . . . . . . . .	18,000,000	2,700,000

SCHEDULE C

1.	General Use Free Writing Prospectuses (included in the General Disclosure Package)

“General Use Issuer Free Writing Prospectus” includes each of the following documents:

1. Issuer Free Writing Prospectus dated September 23, 2011 relating to the preliminary prospectus dated September 23, 2011.

2.	Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

1. The initial price to the public of the Offered Securities: $57.65

SCHEDULE D

Pursuant to Section 8(h), the following list reflects the officers and directors required to execute lock-up letters substantially in the form set forth in Exhibit A hereto.

Officers and Directors	Position and Offices with Company

Anthony T. Brausen	Vice President—Finance and Chief Accounting Officer

Gary N. Davis	Senior Vice President—Phosphate Operations

Mark E. Kaplan	Vice President—Public Affairs

Richard L. Mack	Executive Vice President, General Counsel and Corporate Secretary

Richard N. McLellan	Senior Vice President—Commercial

James C. O’Rourke	Executive Vice President—Operations

James T. Prokopanko	Chief Executive Officer, President and Director

Cindy C. Redding	Senior Vice President—Human Resources

Lawrence W. Stranghoener	Executive Vice President and Chief Financial Officer

Phyllis E. Cochran	Director

William R. Graber	Director

Emery N. Koenig	Director

Robert L. Lumpkins	Director

Harold H. MacKay	Director

David B. Mathis	Director

William T. Monahan	Director

James L. Popowich	Director

Sergio Rial	Director

David T. Seaton	Director

Steven M. Seibert	Director

EXHIBIT A

[—], 2011

J.P. MORGAN SECURITIES LLC

UBS SECURITIES LLC

As Representatives of the Several Underwriters,

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, N.Y. 10179

UBS Securities LLC

299 Park Avenue

New York, N.Y. 10171

Dear Sirs:

As an inducement to the Underwriters to execute the Underwriting Agreement, pursuant to which an offering will be made for the common stock, $0.01 par value per share (the “Securities”) of The Mosaic Company (the “Company”), the undersigned hereby agrees that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Securities or securities convertible into or exchangeable or exercisable for any Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of J.P. Morgan Securities LLC. In addition, the undersigned agrees that, without the prior written consent of J.P. Morgan Securities LLC, the undersigned will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities.

The Lock-Up Period will commence on the date of this Lock-Up Agreement and continue and include the date 53 days after the public offering date set forth on the final prospectus used to sell the Securities (the “Public Offering Date”) pursuant to the Underwriting Agreement, to which you are or expect to become parties.

The foregoing restrictions shall not apply to (i) transfers in connection with the exercise of options or the payment of restricted stock units, including to the Company in connection with cashless exercises of options or payment of restricted stock units, in each case outstanding on the date hereof, to the extent the proceeds from any such transfers are used by the undersigned solely to pay taxes in connection with such exercise or payment, provided that any Securities received upon such exercise or payment will be subject to the restrictions set forth in this Agreement or (ii) withholding of shares by the Company in connection with vesting of other equity awards in satisfaction of tax withholding in connection with such vesting. A transfer of Securities to a family member or trust or a transfer by will or operation of law (including the laws of descent and distribution) may be made, provided that, in each case, the transferee agrees to be bound in writing by the terms of this Agreement prior to such transfer, such transfer shall not involve a disposition for value and no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934 (the “Exchange Act”) shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5 made after the expiration of the Lock-Up Period).

Notwithstanding anything herein to the contrary, the undersigned may enter into a written trading plan established pursuant to Rule 10b5-1 of the Exchange Act during the Lock-Up Period, provided that no direct or indirect offers, pledges, sales, contracts to sell, sales of any option or contract to purchase, purchases of any option or contract to sell, grants of any option, right or warrant to purchase, loans, or other transfers or disposals of any Securities or any securities convertible into or exercisable or exchangeable for Securities may be effected pursuant to such plan during the Lock-Up Period. A transfer in connection with a written trading plan established pursuant to Rule 10b5-1 of the Exchange Act may be made, provided the said plan is in place at the time of the Public Offering Date and disclosed in the final prospectus used to sell the Securities.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Agreement.

This Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

[Name of stockholder]